UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 25, 2017

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the hiring of Tony Oviedo by Earthstone Energy, Inc., a Delaware corporation (the “Company”) discussed below in Item 5.02, on January 30, 2017, the Company entered into an indemnification agreement with Mr. Oviedo (the “Indemnification Agreement”) pursuant to which the Company will agree to indemnify Mr. Oviedo in connection with claims brought against him in his capacity as an officer of the Company. The Indemnification Agreement also provides, among other things, certain expense advancement rights in legal proceedings so long as Mr. Oviedo undertakes to repay the advancement if it is later determined that he is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreement and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, G. Bret Wonson resigned, effective February 9, 2017, from his position as Vice President and Principal Accounting Officer of the Company. Mr. Wonson served the Company since December 2014, and resigned from the position not as a result of any dispute or disagreement with the Company.

On January 25, 2017, Mr. Frank A. Lodzinski, the Company’s Chairman, Chief Executive Officer and President, appointed Mr. Tony Oviedo, CPA, age 63 as the Company’s Executive Vice President and Principal Accounting Officer, effective February 10, 2017. Since March 2006, Mr. Oviedo has served as the Senior Vice President, Chief Financial Officer, Chief Accounting Officer, and Controller of GeoMet, Inc. In connection with his employment by the Company, Mr. Oviedo will be paid a salary of $220,000 per year and participate in Company employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives.

In connection with Mr. Oviedo’s appointment, subject to approval of the Company’s Board of Directors, he will receive a restricted stock unit award of 30,000 restricted stock units (“RSUs”) which will vest as to one-third of the RSUs on July 1, 2017 and the remaining two-thirds of the RSUs will vest in 12 equal monthly installments beginning on July 31, 2017 pursuant to the Company’s 2014 Long-Term Incentive Plan (the “Plan”) and an RSU award agreement (the “RSU Agreement”). Each RSU will represent the contingent right to receive one share of common stock of the Company.  The preceding summary of the material provisions of the restricted stock unit award is qualified in its entirety by reference to the form of RSA Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

There have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Oviedo had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Mr. Oviedo and any other person pursuant to which Mr. Oviedo was selected as an officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2014).

10.2	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: January 31, 2017	By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2014).

10.2	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).